EXHIBIT 10.2.1

CHARMING SHOPPES, INC.
1988 KEY EMPLOYEE STOCK OPTION PLAN
As Amended and Restated January 25, 2006

The purpose of this Stock Option Plan (the "Plan") is to assist Charming Shoppes, Inc. (the "Company") and any subsidiaries thereof in retaining and attracting key employees by enabling them to acquire common stock of the Company at a price below the current market price for such shares. The Plan will enable them to acquire an equity interest in the Company and will provide an incentive for them to expend maximum effort for the success of the business of the Company and its subsidiaries.

1. AMOUNT AND SOURCE OF STOCK

The aggregate number and class of shares which may be the subject of Options granted pursuant to the Plan is 1,500,000 shares of common stock of the Company, par value of $.10 per share (the "Common Stock"), subject to adjustment as provided in Section 9. Such shares may be authorized but unissued shares of Common Stock of the Company or may be shares held in or acquired for the treasury of the Company. If any Option shall terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall be available for issuance or transfer under another Option granted under the Plan.

2. ADMINISTRATION OF THE PLAN

(a) The Plan shall be administered by a Committee (the "Committee") of three or more persons designated by, and who shall serve at the pleasure of, the Board of Directors of the Company (the "Board of Directors"). From time to time, the Committee or the Board of Directors may grant Options, subject to the terms of the Plan, to such eligible employees, and with respect to such number of shares of Common Stock as the Committee or the Board of Directors, each acting in its sole discretion, may determine. Each Option granted under the Plan shall be evidenced by a stock option agreement (the "Stock Option Agreement"), which shall be executed by the Company and by the person to whom the option is granted and which shall be in such form and contain such provisions, not inconsistent with the Plan, as the Committee or the Board of Directors shall determine. The Committee or the Board of Directors may impose any restrictions or conditions on the grant or exercise of Options, which are not inconsistent with the terms hereof.

(b) Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and the grants made under the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission and reconcile any inconsistency in the Plan or in any Option or grant in the manner and to the extent it shall deem appropriate. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. The Committee may adopt such rules and regulations as it deems necessary or appropriate for governing its affairs.

(c) Each member of the Committee shall be a director of the Company. Other provisions of the Plan notwithstanding, the Board may perform any function of the Committee under the Plan, in order to ensure that transactions under the Plan are exempt under Rule 16b-3 or for any other reason; provided, however, that authority specifically reserved to the Board under the terms of the Plan, the Company's Articles of Incorporation or By-laws, or applicable law shall be exercised by the Board and not by the Committee. The Board and Committee are authorized to delegate authority to one or more officers of the Company to act on behalf of the Board or Committee, to the fullest extent permitted under the Business Corporation Law of the Commonwealth of Pennsylvania.

(d)  Any Plan provision to the contrary notwithstanding, any power of the Board of Directors under this Plan or any outstanding option agreement hereunder (including an Option granted by the Board of Directors under the Plan) may likewise be exercised by the Committee.; provided, however, that the Board shall retain exclusive power to terminate, modify, or amend the Plan under Section 10 hereof (with other powers under Section 10 exercisable by the Committee in accordance with the terms of the delegation of authority set forth in this Section 2(c)).

3. EFFECTIVE DATE AND TERM OF PLAN

The Plan became effective September 9, 1988, and was approved by the Company's shareholders at the Annual Meeting of Shareholders on June 7, 1989.

4. ELIGIBLE PARTICIPANTS

Only the key employees of the Company and any subsidiaries of the Company shall be eligible to receive New Options under the Plan. A director of the Company or one of its subsidiaries who is also a key employee shall be eligible to participate under the Plan.

5. TERMS OF OPTIONS

Except as hereinafter provided, all Options shall be subject to the following terms and conditions:

(a) Purchase Price

The purchase price for the shares of Common Stock to be purchased upon exercise of the Options granted pursuant to the Plan shall be one dollar ($1.00) per share.

(b) Number of Shares

The number of shares of Common Stock which may be purchased upon exercise of the Options granted pursuant to the Plan shall be determined by the Committee or the Board of Directors.

(c) Duration of Option

Subject to the provisions of this Section 5, the Board or Committee shall determine the time at which each Option granted pursuant to the Plan will terminate, provided that such termination shall be no later than ten years from the date on which it is granted.

(d) Transferability of Option

Unless otherwise determined by the Committee, no Option shall be transferable by the employee in whole or in part other than by will or the laws of descent and distribution, and each Option shall be exercisable, during the lifetime of the employee, only by him or her. Unless otherwise determined by the Committee, upon any attempt to so transfer any Option or upon the levy of attachment or similar process upon any Option, the Option shall automatically become null and void.

(e) Exercise of Option

Subject to the provisions of this Section 5, the Committee or the Board of Directors (depending upon which granted the Option) shall have the absolute discretion in determining whether any Options shall be exercisable in whole, at one time, or in part, from time to time and, if in part from time to time, the rate or times at which such Options shall be exercisable on a cumulative or non-cumulative basis. Either the Committee or the Board of Directors may, in its absolute discretion, provide for the acceleration of any Option upon a change in control of the Company, or otherwise accelerate the time at which any Option may be exercised in whole or in part. Except as provided in Sections 7 and 8, no Option may be exercised at a time when the optionee is not an employee of the Company or one of its subsidiaries; provided, however, that either the Committee or the Board of Directors may, in its absolute discretion, specify a period following any termination of an optionee's employment with the Company or any of its subsidiaries during which an Option shall remain outstanding and be exercisable, except that no Option, as so specified, shall remain outstanding and be exercisable later than ten years after the date on which it was granted and no Option, as so specified, shall be exercisable later than five years (or such longer period as may be specified pursuant to Section 7 or 8) after the date of such termination of the optionee's employment with the Company or any of its subsidiaries.

(f) Modification of Options Vesting in 2005 and Later Years.

Other provisions of the Plan notwithstanding, any Option outstanding hereunder at any time in 2005 which Option vested in 2005 or would vest after 2005 (an “Affected Option”) shall be subject to the provisions of this subsection (f), in order to comply with the requirements of Code Section 409A which became effective January 1, 2005. As permitted under IRS Notice 2005-1 and Proposed Treasury Regulation § 1.409A:

(i)	Any Affected Option that is otherwise exercisable in 2005 may be exercised in 2005, which shall be deemed a termination of the Affected Option in accordance with Q/A 20 of IRS Notice 2005-1.

(ii)
Employees who hold an Affected Option shall be permitted to choose one of the following two exercise elections during 2005 (subject to such deadline as the Company may specify), and thereafter the Affected Option shall be exercisable only as permitted under that exercise election (including any related post-termination exercise provisions):

•
Exercise Election A: The employee may elect to have each part of the Affected Option (a “tranche”) vesting at a date between 2005 and 2009 be exercisable from that vesting date until March 15th of the following year, in compliance with the “short-term deferral” provisions of Proposed Treasury Regulation § 1.409A-1(b)(iv) and Q/A 4(c) of IRS Notice 2005-1.

•
Exercise Election B: The employee may elect a particular calendar year in which the Affected Option tranche will become exercisable. Under this Exercise Election, the Affected Option will become exercisable on January 1 of the year selected and will remain exercisable until December 31 of that year. The exercise year selected must be after the year in which the Affected Option tranche vests, and if the employee selects the year in which the option expires the exercise period will extend only from January 1 of that year until the expiration date. This alternative is in compliance with Proposed Treasury Regulation § 1.409A-3(a)(4) and § 1.409A-3(g)(1).

(iii)	The periods following termination of employment, death or disability during which an Affected Option may be exercised will be as follows:

•
If Exercise Election A has been selected: If the employee’s employment with the Company or its subsidiaries terminates, the Affected Option will be exercisable, if and to the extent vested, for the lesser of the period provided in the applicable Stock Option Agreement or the period permitted under Proposed Treasury Regulation § 1.409A-1(b)(4) (in some cases not extending beyond March 15 of the year following the year of termination).

•
If Exercise Election B has been selected: If the employee’s employment with the Company or its subsidiaries terminates before the Affected Option has become exercisable under Exercise Election B, the Affected Option will be exercisable, if and to the extent vested, for the period provided under the Stock Option Agreement (A), for a termination before October 1 of a given calendar year, for the period specified in the Stock Option Agreement but in no event beyond December 31 of that calendar year, and (B), for a termination on or after October 1 of a given calendar year, beginning on January 1 of the calendar year after termination for the period specified in the Stock Option Agreement, but in no event will the Option remain outstanding past its stated expiration date. If the employee’s employment with the Company or its subsidiaries terminates during the year the employee selected for exercise, the affected Option will remain outstanding for the period provided in the Stock Option Agreement but not beyond December 31 of that year and not beyond the Option’s expiration date.

(iv)
In the case of an employee’s termination due to death or disability or in case of the employee’s death during a permitted exercise period following termination, the exercise period of an Affected Option will be the lesser of the period provided under the employee’s Stock Option Agreement or, if Exercise Election A applies, the maximum period permitted under Proposed Treasury Regulation § 1.409A-1(b)(4) or, if Exercise Election B applies, the remainder of the exercise period under Exercise Election B (applying the termination of employment rules if death or disability resulted in termination); provided, however, that if the Affected Option has not been exercised before its termination date, the Company shall cause it to be exercised on the Option termination date (if it is in-the-money), applying Option shares to the payment of the exercise price and any applicable tax withholding, and turn over the Shares that constitute the net proceeds of exercise to the employee or his or her legatee or legatees.

(g) Compliance with Section 409A of the Internal Revenue Code for Grants in 2006 and Thereafter.

Options which are granted in 2006 or thereafter (“409A Options”) shall be exercisable only at times that qualify the options either for the short-term deferral exemption set forth in Proposed Treasury Regulation § 1.409A-1(b)(4) and any successor regulation thereto or meets applicable requirements for distributions of deferred amounts under Proposed Treasury Regulation § 1.409A-3 under Code Section 409A, together with applicable transition rules in effect under Section 409A. Other provisions of this Section 5 notwithstanding, unless otherwise determined by the Board or Committee:

(i)
Each separate vesting tranche of a 409A Option shall be exercisable commencing upon the scheduled date of lapse of the risk of forfeiture due to a voluntary termination (i.e., the scheduled vesting date) of that tranche (if not previously vested or forfeited) and continuing only until the end of that same calendar year, except that this exercise period shall extend past the end of the calendar year to the extent necessary so that the exercise period is not less than 74 days; and

(ii)
Any tranche or other part of a 409A Option that vests and becomes exercisable upon termination of employment or upon a change in control shall be exercisable for the period provided in the option agreement, except that an option will not be exercisable for a period that extends beyond March 15 of the year following the year in which such tranche or other portion vests and becomes exercisable. This rule also applies in the case of death or disability of the optionee, including death during a permitted exercise period following termination, provided, however, that if the 409A Option has not been exercised before its termination date, the Company shall cause it to be exercised on the Option termination date (if it is in-the-money), applying Option shares to the payment of the exercise price and any applicable tax withholding, and turn over the Shares that constitute the net proceeds of exercise to the employee or his or her legatee or legatees.

6. MANNER OF EXERCISE OF OPTIONS

(a) Unless the Committee shall otherwise determine, an Option, to the extent exercisable under the Plan, may be exercised by delivery to and receipt by the Secretary of the Company, at its principal office, of a written notice, signed by the person entitled to exercise the Option, specifying the number of shares under the Option which the optionee then wishes to purchase, along with the full purchase price for such number of shares in accordance with Section 6(b).
(b) The Committee may determine with respect to any Option that the optionee shall be entitled to pay for the shares upon exercise by the combination of, or any one of, the alternatives set forth below:

(i)	Cash;

(ii)	Certified or bank cashier's check payable to the order of the Company;

(iii)
Common Stock of the Company owned by the optionee, including Common Stock then being acquired upon exercise of the Option, which has an aggregate fair market value, determined on the date of exercise of the Option by the optionee based upon the reported trading price of the Company's Common Stock, equal to the aggregate exercise price of such Option (or portion thereof then being exercised); or

(iv)	Such other method or arrangement as the Committee shall determine.
.

In no event shall Common Stock be issued or certificates be delivered until full payment shall have been received by the Company, nor shall the optionee have any right or status as a shareholder prior to such payment.

(c) Unless the shares to be acquired upon exercise of an Option may, at the time of such acquisition, be lawfully resold in accordance with a then currently effective registration statement or post-effective amendment under the Securities Act of 1933, the Board of Directors may provide, as a condition to the delivery of any shares to be purchased upon exercise of the Option, that the Company receive appropriate evidence that the optionee is acquiring the shares for investment and not with a view to the distribution or public offering of the shares, or any interest in the shares, and a representation to the effect that the optionee shall make no sale or other disposition of the shares unless (i) the Company shall have received an opinion of counsel satisfactory to it in form and substance that the sale or other disposition may be made without registration under the then applicable provisions of the Securities Act of 1933 and the related rules and regulations of the Securities and Exchange Commission, or (ii) the shares shall be included in a currently effective registration statement or post-effective amendment under the Securities Act of 1933.

(d) Whenever under the Plan, shares of Common Stock are to be delivered upon exercise of an Option, the Company shall be entitled to require as a condition of delivery that the optionee remit or, in appropriate cases, agree to remit when due an amount sufficient to satisfy all federal, state and local withholding tax requirements relating thereto. The Board of Directors or Committee may require or permit shares deliverable upon exercise of the option to be withheld to satisfy mandatory withholding obligations.

7. TERMINATION OF EMPLOYMENT OR CHANGE IN JOB CLASSIFICATION

(a) The Committee or the Board of Directors shall determine the extent, if any, to which and the period, if any, during which an Option shall remain exercisable if an optionee's employment with the Company or any of its subsidiaries shall be voluntarily or involuntarily terminated other than for reasons covered by Section 8, or if, as a result of change in job classification, an optionee is no longer employed in a position which would enable such optionee to contribute to the success of the Company or the applicable subsidiary on at least as great a level as that to which he was enabled by his prior job classification, as determined by the Committee or the Board of Directors. Such determinations shall be set forth in the Stock Option Agreement. For options granted in 2006 or thereafter, any period in which the optionee is entitled to exercise following termination shall be subject to Section 5(g).

(b) Nothing in the Plan or in any Option granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any of its subsidiaries or interfere in any way with the right of the Company or any of its subsidiaries to terminate his or her employment at any time.

8. DEATH OR DISABILITY OF AN OPTIONEE

(a) The Committee or the Board of Directors shall determine the extent, if any, to which an Option shall become exercisable if an optionee shall die while employed by the Company or any of its subsidiaries and the period, if any, during which an Option shall remain exercisable by a legatee or legatees of the optionee under his or her last will or by his or her personal representative or distributees following an optionee's death during employment with the Company or any of the subsidiaries or while his or her Options were otherwise still exercisable. Such determinations shall be set forth in the Stock Option Agreement. For options granted in 2006 or thereafter, any period in which the optionee’s legatee or legatees are entitled to exercise following death shall be subject to Section 5(g)(ii).

(b) The Committee or the Board of Directors shall determine the extent, if any, to which and the period, if any, during which an Option shall become or remain exercisable if an optionee shall become permanently disabled (within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986) while employed by the Company or any of its subsidiaries and his or her employment is terminated because of such disability. Such determinations shall be set forth in the Stock Option Agreement. For options granted in 2006 or thereafter, any period in which the optionee is entitled to exercise following disability shall be subject to Section 5(g)(ii).

9. ADJUSTMENT OF NUMBER AND PRICE OF SHARES SUBJECT TO OPTIONS

(a) If the outstanding shares of the Common Stock of the Company are subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, other than as set forth in Section 9(b) below, recapitalization, reclassification or capital adjustment, or if the Company shall issue Common Stock as a dividend or upon a stock split, then the number and kind of shares available for purposes of the Plan and all shares subject to the unexercised portion of any Options previously granted and the purchase price of those Options shall be appropriately adjusted.

(b) Upon the effective date of the dissolution or liquidation of the Company, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is not the surviving corporation, or of the transfer of all or substantially all of the assets or shares of the Company to another corporation, or of a reorganization, merger or consolidation of the Company with one or more other corporations in which the Company is the surviving corporation but as a result of which the Company's securities are no longer listed on a national securities exchange or included in the NASDAQ System or its then equivalent (any such transaction or any other transaction having a substantially equivalent effect being referred to herein as a "Terminating Event"), the Plan and any Option theretofore granted shall terminate, unless provision is made in writing in connection with such Terminating Event and prior to its consummation for the continuance of the Plan and for the assumption of Options theretofore granted, or the substitution for such Options of new options covering the shares of the successor corporation, or a parent or subsidiary thereof, with such appropriate adjustments as may be determined or approved by the Board of Directors as to the number and kind of shares subject to such substituted options and to the purchase price therefor, in which event the Plan and the Options theretofore granted or the new options substituted therefor shall continue in the manner and under the terms so provided. Upon the occurrence of a Terminating Event in which provision is not made for the continuance of the Plan and for the assumption of Options theretofore granted or the substitution for such Options or new options covering the shares of a successor corporation or a parent or subsidiary thereof, each optionee (or such person's personal representative, estate or any person who acquired the right to exercise the Option from such person pursuant to the Plan) shall be entitled, simultaneously with the effectiveness of any such Terminating Event, to surrender any such Option to the Company in exchange for receipt of cash equal to the difference between (i) the fair market value of the shares with respect to which the Option is then exercisable (based upon the reported trading price of the Company's Common Stock) and (ii) the aggregate purchase price for such shares. To the extent any Option is not then exercisable, it shall terminate, unless the Board of Directors, in its absolute discretion, otherwise provides.

(c) Adjustments under this Section 9 shall be made by the Board of Directors, whose determination as to what adjustments shall be made shall be final and binding. In computing any adjustment under this Section 9, any fractional share which might otherwise become subject to an Option shall be eliminated, or paid to the Optionee in cash, at the sole discretion of the Board of Directors.

10. AMENDMENT AND TERMINATION

The Plan and any Option granted hereunder may be terminated, modified or amended, in whole or in part, by the Board of Directors, at any time, except that no such termination, modification, or amendment shall adversely affect the rights of any optionee with respect to any Option then outstanding unless consented to by such optionee. In addition, no amendment to the Plan may (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the number of securities which may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan, unless any such amendment is approved by a majority of the Company's shareholders at the annual meeting of shareholders next succeeding the adoption of any such amendment. The Plan will terminate at such time as no shares remain available for Options and the Company has no other remaining obligations to optionees under the Plan.

11. GOVERNING LAW

The Plan shall be governed by the laws of the Commonwealth of Pennsylvania.

12. COMPLIANCE WITH RULE 16b-3

With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction by such a Participant is exempt from liability under Rule 16b-3, except that such a Participant may be permitted to engage in a non-exempt transaction under the Plan if written notice is given to the Participant regarding the non-exempt nature of such transaction or it will not in fact result in short-swing profits liability. The Committee may authorize the Company to repurchase any Award or shares resulting from any Award in order to prevent a Participant who is subject to Section 16 of the Exchange Act from incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.
Adopted by Board of directors:	September 8, 1988
Amended and Restated:	December 6, 1990
June 18, 1992
August 21, 1996
January 25, 2006